UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): January 9, 2008

China Clean Energy Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-126900	87-0700927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Candlewood Drive West Windsor, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 799-8921

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in Items 3.02 and 5.02 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On January 9, 2008, China Clean Energy Inc. (the “Company”) sold (i) 10,000,000 shares of its common stock and (ii) five-year warrants to purchase 5,000,000 shares of common stock at an exercise price of $2.00 per share, pursuant to a Securities Purchase Agreement among the Company and the purchasers signatory thereto. The Company received aggregate gross proceeds of $15 million from the sale of the common stock and warrants. The common stock and warrants were offered solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

Westminster Securities Corporation acted as placement agent with respect to the offering and received a cash fee equal to $1.2 million and warrants to purchase 1,200,000 shares of the Company’s common stock at an exercise price of $2.00 per share.

Pursuant to a Registration Rights Agreement, the Company agreed to file a registration statement covering the resale of the common stock and the shares of common stock underlying the warrants no later than 45 days from the closing of the offering and to have such registration statement declared effective no later than 120 days from the closing of the offering. If the Company does not timely file the registration statement or cause it to be declared effective by the required dates, then each investor in the offering shall be entitled to liquidated damages equal to either (i) 1% of the aggregate purchase price paid by such investor for the securities or (ii) 1% of the number of shares of common stock purchased by such investor in the offering for each month that the Company does not file the registration statement or cause it to be declared effective. Notwithstanding the foregoing, in no event shall liquidated damages exceed 6% of the aggregate gross proceeds of the offering or 6% of the aggregate number of shares of common stock issued in the offering, or a combination thereof.

In connection with the offering, Tai-ming Ou, the Company’s Chief Executive Officer and Chairman, Ri-wen Xue, the Company’s Chief Operating Officer and a director, Gary Zhao, the Company’s Chief Financial Officer and a director and Yun He, the Company’s Vice President of Sales, placed 1,042,012, 201,680, 21,015 and 235,293 shares of common stock of the Company, respectively, into an escrow account, with such shares to be released to the investors in this offering should the Company fail to either (i) commence the production of biodiesel at its currently proposed production facility in Jiang Yin, People’s Republic of China on or before January 1, 2009 or (ii) record at least $14,000,000 of adjusted net income for the fiscal year ending December 31, 2009. Should the Company successfully satisfy each of these two milestones, these shares of common stock will be returned to Messrs. Ou, Xue, Zhao and He.

The foregoing is not a complete summary of the terms of the offering described in this Item 3.02, and reference is made to the complete text of the Securities Purchase Agreement, the Registration Rights Agreement and the form of warrant attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Plan

On January 9, 2008, the Company’s board of directors and stockholders adopted the 2008 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in the Company’s development and financial success. Under the Plan, the Company is authorized to issue up to 2,000,000 stock options, 1,000,000 of which shall have an exercise price per share equal to the greater of (i) $2.50 or (ii) 100% of the Fair Market Value (as defined in the Plan) of a share of common stock on the date of grant and 1,000,000 of which shall have an exercise price per share equal to the greater of (i) $3.00 or (ii) 100% of the Fair Market Value of a share of common stock on the date of grant. Under the Plan, the Company is authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options and all options under the Plan shall vest quarterly over three years. The Plan is administered by the Company’s board of directors.

Employment Agreements

On January 9, 2008, the Company entered into a two year employment agreement with Tai-ming Ou, which agreement shall be automatically renewed for additional one-year periods until either the Company or Mr. Ou, as the case may be, gives the other written notice of its intent not to renew the agreement at least 90 days prior to the end of the then current term. Pursuant to this agreement, Mr. Ou shall serve at the Company’s Chief Executive Officer and shall receive a salary of approximately $2,473 per month, which amount shall be increased by at least 10% following the one year anniversary of the agreement. In addition, under this agreement, the Company granted Mr. Ou options under the Plan to purchase 65,000 shares of common stock with an exercise price of $2.50 per share and 65,000 shares of common stock with an exercise price of $3.00 per share, with all options vesting quarterly over three years. If Mr. Ou’s employment is terminated without cause or he resigns for good reason, all unvested options shall vest and Mr. Ou will be entitled to the continuation of benefits and the payment of his salary for 12 months.

On January 9, 2008, the Company entered into a two year employment agreement with Gary Zhao, which agreement shall be automatically renewed for additional one-year periods until either the Company or Mr. Zhao, as the case may be, gives the other written notice of its intent not to renew the agreement at least 90 days prior to the end of the then current term. Pursuant to this agreement, Mr. Zhao shall serve at the Company’s Chief Financial Officer and shall receive a salary of approximately $10,306 per month, which amount shall be increased by at least 10% following the one year anniversary of the agreement. In addition, under this agreement, the Company granted Mr. Zhao options under the Plan to purchase 500,000 shares of common stock with an exercise price of $2.50 per share and 500,000 shares of common stock with an exercise price of $3.00 per share, with all options vesting quarterly over three years. If Mr. Zhao’s employment is terminated without cause or he resigns for good reason, all unvested options shall vest and Mr. Zhao will be entitled to the continuation of benefits and the payment of his salary for 12 months.

On January 9, 2008, the Company entered into a two year employment agreement with Ri-wen Xue, which agreement shall be automatically renewed for additional one-year periods until either the Company or Mr. Xue, as the case may be, gives the other written notice of its intent not to renew the agreement at least 90 days prior to the end of the then current term. Pursuant to this agreement, Mr. Xue shall serve at the Company’s Chief Operating Officer and shall receive a salary of approximately $1,652 per month, which amount shall be increased by at least 10% following the one year anniversary of the agreement. In addition, under this agreement, the Company granted Mr. Xue options under the Plan to purchase 50,000 shares of common stock with an exercise price of $2.50 per share and 50,000 shares of common stock with an exercise price of $3.00 per share, with all options vesting quarterly over three years. If Mr. Xue’s employment is terminated without cause or he resigns for good reason, all unvested options shall vest and Mr. Xue will be entitled to the continuation of benefits and the payment of his salary for 12 months.

On January 9, 2008, the Company entered into a two year employment agreement with Yun He, which agreement shall be automatically renewed for additional one-year periods until either the Company or Mr. He, as the case may be, gives the other written notice of its intent not to renew the agreement at least 90 days prior to the end of the then current term. Pursuant to this agreement, Mr. He shall serve at the Company’s Vice President of Sales and shall receive a salary of approximately $1,649 per month, which amount shall be increased by at least 10% following the one year anniversary of the agreement. In addition, under this agreement, the Company granted Mr. He options under the Plan to purchase 50,000 shares of common stock with an exercise price of $2.50 per share and 50,000 shares of common stock with an exercise price of $3.00 per share, with all options vesting quarterly over three years. If Mr. He’s employment is terminated without cause or he resigns for good reason, all unvested options shall vest and Mr. He will be entitled to the continuation of benefits and the payment of his salary for 12 months.

The foregoing is not a complete summary of the terms of the Plan and the employment agreements in this Item 5.02, and reference is made to the complete text of the Plan, the employment agreement with Tai-ming Ou, the employment agreement with Gary Zhao, the employment agreement with Ri-wen Xue and the employment agreement with Yun He attached hereto as Exhibits 10.5, 10.8, 10.9, 10.10 and 10.11, respectively.

Appointment of Director

On January 9, 2008, the Board of Directors of the Company voted to expand its size by six members, from three to nine, and to appoint Gary Zhao to fill one of the resulting vacancies.

Related Party Transaction

In connection with the offering described above in Item 3.02, Mr. Zhao agreed to place 21,015 shares of common stock of the Company held by him into an escrow account, with such shares to be released to the investors in such offering should the Company fail to either (i) commence the production of biodiesel at its currently proposed production facility in Jiang Yin, People’s Republic of China on or before January 1, 2009 or (ii) record at least $14,000,000 of adjusted net income for the fiscal year ending December 31, 2009. Should the Company successfully satisfy each of these two milestones, these shares of common stock will be returned to Mr. Zhao.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement, dated January 9, 2008

10.2	Form of Registration Rights Agreement, dated January 9, 2008

10.3	Form of Class A Warrant to Purchase Common Stock

10.4	Form of Lock-up Agreement

10.5	2008 Equity Incentive Plan

10.6	Form of 2008 Incentive Stock Option Agreement

10.7	Form of 2008 Non-Qualified Stock Option Agreement

10.8	Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Tai-ming Ou

10.9	Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Gary Zhao

10.10	Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Ri-wen Xue

10.11	Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Yun He

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CLEAN ENERGY INC.

Dated: January 10, 2008	By:	/s/ Gary Zhao
Name: Gary Zhao Title: Chief Financial Officer